EXHIBIT 10.1
FORM A
APOLLO GROUP, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
RECITALS
          A. The Corporation has implemented the Plan as an equity incentive program to encourage key employees and officers of the Corporation and the non-employee members of the Board to remain in the employ or service of the Corporation by providing them with an opportunity to acquire a proprietary interest in the success of the Corporation.
          B. Participant is to render valuable services to the Corporation (or any Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Class A Common Stock to Participant under the Plan.
          C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, restricted stock units under the Plan. The number of shares of Class A Common Stock underlying the awarded restricted stock units and the applicable performance vesting requirement for those units and the underlying shares are set forth in the Award Summary below. The remaining terms and conditions governing the Award, including the applicable service vesting requirements, are set forth in the remainder of this Agreement.

Participant

Award Date:

Number of Shares Subject to Award:	___ shares of Class A Common Stock (the “Shares”)

Vesting Provisions:	Performance Vesting: Except as otherwise provided in Paragraph 5, none of the Shares subject to this Award shall vest, and this Award shall terminate in its entirety, should the Corporation fail to attain the Performance Goal specified in attached Schedule I for the applicable Performance Period.

Service Vesting: If such Performance Goal is attained, then the number of Shares in which Participant may vest hereunder shall be determined in accordance with the service vesting provisions of Paragraph 3.

Accelerated Vesting: The Shares subject to this Award shall be subject to accelerated vesting pursuant to the provisions of Paragraph 5.
          2. Limited Transferability. Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the restricted stock units subject to the Award or the underlying Shares or pledge or otherwise hedge the sale of those units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, any Shares which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designee.

          3. Vesting Requirements. The Shares subject to the Award shall initially be unvested and shall vest only in accordance with the vesting provisions of this Paragraph 3 or the special vesting acceleration provisions of Paragraph 5. The actual number of Shares in which Participant shall vest under this Paragraph 3 shall be determined as follows:
               (a) Performance Vesting: Within seventy-five (75) days after the completion of the fiscal year coincidental with the Performance Period, the Plan Administrator shall, on the basis of the Corporation’s audited financial statements for that fiscal year, determine whether the Performance Goal for that period has been attained. If the Performance Goal has not been attained, then the restricted stock units hereby awarded shall be immediately cancelled, and Participant shall thereupon cease to have any right or entitlement to receive any of the Shares underlying those cancelled units. Should the Plan Administrator determine and certify, on the basis of such audited financial statements, that the Performance Goal for the Performance Period has been attained, then the Shares subject to this Award shall be re-designated as Performance Shares, and the number of those Performance Shares in which Participant may vest shall be dependent upon his completion of the Service vesting requirements set forth below.
               (b) Service Vesting: The Participant shall vest in                     percent (___%) of the Performance Shares upon his or her continuation in Employee status through the completion of the Performance Period. Participant shall vest in the remaining Performance Shares as follows:                                                             . Such vesting schedule is hereby designated the “Normal Service Vesting Schedule.” However, the following special vesting acceleration provision shall be in effect for the Performance Shares:
               - Should Participant cease Employee status by reason of his or her death [or Disability] prior to vesting in all the Performance Shares which become subject to this Award upon the attainment of the Performance Goal, then Participant shall vest in that number of Performance Shares in which Participant would have otherwise been vested at the time of such cessation of Employee status had those Performance Shares vested in a series of                      (___) successive equal monthly installments over the ___ (___)- year period measured from                     .
               (c) Cessation of Service. Participant shall not vest in any additional Performance Shares following his or her cessation of Service. Accordingly, should Participant cease Service for any reason prior to vesting in one or more Performance Shares at the time subject to this Award, then the Award will be immediately cancelled with respect to those unvested Performance Shares, and the number of restricted stock units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units, and those Shares shall cease to be subject to this Award. However, the Shares subject to this Award may also vest on an accelerated basis upon the Participant’s cessation of Employee status prior to the completion of the Performance Period under the circumstances set forth in Paragraph 5(e).
          4. Stockholder Rights and Dividend Equivalents
               (a) The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.
               (b) Notwithstanding the foregoing, should any dividend or other distribution payable other than in shares of Class A Common Stock, whether regular or extraordinary, be declared and paid on the Corporation’s outstanding Class A Common Stock in one or more calendar years during which Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the Shares had such Shares been issued and outstanding and entitled to that dividend or distribution. As the Shares subject to this

Award subsequently vest in one or more installments hereunder, the phantom dividend equivalents credited to those Shares in the book account shall also vest, and those vested dividend equivalents shall be distributed to Participant (in cash or such other form as the Plan Administrator may deem appropriate in its sole discretion) concurrently with the issuance of the vested Shares to which those phantom dividend equivalents relate. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.
          5. Special Vesting Acceleration Provisions.
               (a) Should a Change in Control be effected prior to the completion of the Performance Period, then Participant shall, immediately prior to the closing of that Change in Control transaction, vest in all the Shares at the time subject to this Award.
               (b) Should a Change in Control be effected at any time on or after the completion of the Performance Period in which the Performance Goal is attained, then Participant shall, immediately prior to the closing of that Change in Control transaction, vest in any unvested Performance Shares at the time subject to this Award.
               (c) The Shares that vest in accordance with foregoing provisions of this Paragraph 5 shall be converted into the right to receive the same consideration per share of Class A Common Stock payable to the other holders of such Class A Common Stock in consummation of that Change in Control, and such consideration per Share shall be distributed to Participant at the same time as such stockholder payments, but in no event shall such distribution to Participant be completed later than the later of (i) the end of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control The distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes.
               (d) If the Performance Goal is not attained upon the completion of the Performance Period, then the restricted stock units subject to this Award shall be cancelled and cease to be outstanding immediately upon the completion of the Performance Period, and the Participant shall have no further right or entitlement to receive any Shares under those cancelled units. Accordingly, none of the Shares subject to this Award shall vest or become distributable if the Change in Control is effected on or after the completion of the Performance Period and the Performance Goal is not attained.
               (e) Should Participant cease Employee status by reason of death [or Disability] prior to the completion of the Performance Period, then Participant shall vest in that number of Shares in which Participant would have otherwise been vested at the time of such cessation of Employee status had those Shares vested in a series of in a series of                      (___) successive equal monthly installments over the                      (___)-year measured from                                         . The Shares which so vest shall be issued to Participant, subject to the Corporation’s collection of the applicable Withholding Taxes, within the sixty (60)-day period measured from the date of such cessation of Employee status.
               (f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          6. Adjustment in Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Class A Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award. In making such equitable adjustments, the Plan Administrator shall take into account any amounts credited to Participant’s book account under Paragraph 4(b) in connection with the transaction, and the determination of the

Plan Administrator shall be final, binding and conclusive. However, in the event of a Change of Control, the adjustments (if any) shall be made in accordance with the applicable provisions of Section 13.8 of the Plan governing Change of Control transactions and Paragraph 5 of this Agreement. Notwithstanding the above, the conversion of any convertible securities of the Corporation shall not be deemed to have been effected without the Corporation’s receipt of consideration.
          7. Issuance of Shares of Common Stock.
               (a) Each Performance Share in which Participant vests in accordance with the provisions of Paragraph 3 shall be issued on the date (the “Issuance Date) determined for that share in accordance with the following provisions:
               (i) The Performance Shares in which Participant vests upon his or her continuation in Service through the completion of the Performance Period shall be issued as soon as administratively practicable following the Plan Administrator’s determination and certification, based on the Corporation’s audited financial statements for the fiscal year coincident with such Performance Period, that the Performance Goal for that period has been attained, but in no event shall such Issuance Date be later than the last day of the calendar year in which the Performance Period ends. The Performance Shares subject to each subsequent installment in which Participant vests on the basis of his or her continued Service under the Normal Service Vesting Schedule shall be issued on the applicable vesting date or as soon as administratively practicable thereafter, but in no event later than the later of (A) the last day of the calendar year in which that vesting date occurs or (B) the fifteenth (15th) day of third (3rd) calendar month following such vesting date.
               (ii) The Performance Shares in which Participant vests under Paragraph 3(b) upon his or her cessation of Employee status by reason of death [or Disability] shall be issued within the sixty (60)-day period measured from the date of such cessation of Employee status.
               (iii) The phantom dividend equivalents credited to the Participant’s book account under Paragraph 4(b) shall be distributed concurrently with the issuance of the vested Performance Shares to which they relate.
               (iv) Except as otherwise provided in Paragraph 5, no Shares shall be issued prior to the completion of the Performance Period.
               (b) The Corporation shall collect the Withholding Taxes with respect to each distribution of phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld.
               (c) The Corporation shall collect the Withholding Taxes with respect to each other non-Share distribution by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of that distribution to be the first portion so withheld.
               (d) The Corporation shall collect the applicable Withholding Taxes with respect to all Shares which vest and become issuable pursuant to the provisions of this Agreement through the following automatic share withholding method:
               - On the applicable issuance date, the Corporation shall withhold, from the vested Shares otherwise issuable to Participant at that time, a portion of those Shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of Shares which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the

Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
               (e) Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all restricted stock units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
          8. Compliance with Laws and Regulations. The issuance of shares of Class A Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
          9. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly addressed electronic mail delivery. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most recent address then on file for Participant in the Corporation’s Human Resources Department. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
          11. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
          12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

APOLLO GROUP, INC.

By:

Title:

PARTICIPANT

Signature:

APPENDIX A
DEFINITIONS
          The following definitions shall be in effect under the Agreement:
          A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.
          B. Award shall mean the award of restricted stock units made to Participant pursuant to the terms of this Agreement.
          C. Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
          D. Board shall mean the Corporation’s Board of Directors.
          E. Change in Control shall have the meaning assigned to such term in Section 3.1(e) of the Plan.
          F. Code shall mean the Internal Revenue Code of 1986, as amended.
          G. Class A Common Stock shall mean shares of the Corporation’s Class A common stock.
          H. Corporation shall mean Apollo Group, Inc., an Arizona corporation, and any successor corporation to Apollo Group, Inc. which shall by appropriate action adopt the Plan.
          I. Disability shall mean the Participant’s inability to perform, with or without reasonable accommodation, the principal duties and responsibilities of his or her position with the Corporation for a period of six (6) consecutive months or more by reason of any physical or mental injury.
          J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          K. Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of such Class A Common Stock on date in question on the Stock Exchange serving as the primary market for the Class A Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on

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any other Stock Exchange on which the Class A Common Stock is then primarily traded. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.
          L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.
          M. Participant shall mean the person to whom the Award is made pursuant to the Agreement.
          N. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          O. Performance Goal shall mean the performance goal specified in Schedule I to this Agreement.
          P. Performance Period shall mean the period specified on attached Schedule I to this Agreement over which the attainment of the Performance Goal is to be measured.
          Q. Performance Shares shall mean the Shares in which Participant can vest under this Agreement if the Performance Goal is attained.
          R. Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended or restated from time to time.
          S. Plan Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.
          T. Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.
          U. Shares shall mean the shares of Class A Common Stock which may vest and become issuable under the Award pursuant to the terms of this Agreement.
          V. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
          W. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          X. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award and any phantom dividend equivalents distributed with respect to those shares.

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SCHEDULE I
PERFORMANCE PERIOD AND PERFORMANCE GOAL